SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          May 5, 1998 (April 17, 1998)
               (Date of Report (date of earliest event reported))


                               Cendant Corporation
             (Exact name of Registrant as specified in its charter)


        Delaware                           1-10308                    06-0918165
 (State or other jurisdiction        (Commission File No.)      (I.R.S. Employer
of incorporation or organization)                         Identification Number)

        6 Sylvan Way
   Parsippany, New Jersey                                                  07054
(Address of principal executive office)                               (Zip Code)





                                 (973) 428-9700
              (Registrant's telephone number, including area code)



                                      None
       (Former name, former address and former fiscal year, if applicable)










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Item 2.           Acquisition or Disposition of Assets

National Parking Corporation Acquisition. On April 27, 1998, the Company announced that it has completed its $1.3 billion cash acquisition of National Parking Corporation Limited ("NPC") following the receipt of NPC shareholder approval, all necessary regulatory approvals and sufficient shareholder acceptances of its offer. NPC is the largest private (non-municipality owned) single car park operator in the United Kingdom, with a portfolio of approximately 500 owned and managed car parks in over 100 towns and city centers and major airport locations. NPC, through its acquisitions of National Breakdown Limited and UK Insurance Limited in 1984, has also developed a broad-based assistance group, under the brand name of Green Flag. Green Flag offers a wide range of emergency support and rescue services to approximately 3.5 million members. The information set forth in the press release attached hereto as
Exhibit 99.1 is incorporated herein by reference in its entirety.

Item 5.           Other

Earnings Announced. On May 5, 1998, Cendant Corporation (the "Company" or "Cendant") reported preliminary first quarter 1998 earnings per share of $.26 which exceeded Wall Street analysts' consensus estimate of $.25 per share. The Company's travel and real estate business segments performed at record first quarter levels in terms of revenue, EBITDA and operating income.

The results of the previously announced investigation by the Audit Committee of Cendant's Board of Directors into potential accounting irregularities in certain former CUC business units may impact these preliminary first quarter 1998 results as well as require a restatement of previously reported quarterly and annual results. Such restatement is expected to be completed during the summer of 1998. Additionally, following completion of the restatement and receipt of required shareholder and insurance regulatory approvals, Cendant expects to complete its previously announced tender offer and subsequent merger with American Bankers Insurance Group, Inc.

Net income and revenue for the first quarter of 1998 were $229.5 million and $1.44 billion, respectively. First Quarter 1998 EBTIDA, operating income and EBITDA margins were $470.4 million, $391.1 million and 33%, respectively. Free cash flow per share was $.27. These results represent record levels for a first quarter, even when compared to the publicly filed quarterly results which may require restatement due to previously announced potential accounting irregularities. These results have been characterized as preliminary, and comparative results for 1997 for the entire Company have not been presented.

More than eighty percent of the Company's net income for the first quarter of 1998 came from Cendant business units not impacted by the potential accounting irregularities. Net income for those businesses unaffected was $189.1 million for the first quarter of 1998 compared with $91.1 million for the same period in the prior year, an increase of 108%. Revenue for those same businesses was $699.6 million compared with $520.0 million for the same period in the prior year, an increase of 35%. A separate table is attached which summarizes those businesses.

Certain matters discussed in the news release are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties including, but not limited to, the outcome of the Audit Committee's investigation; uncertainty as to the Company's future profitability; the Company's ability to develop and implement operational and financial systems to manage rapidly growing operations; competition in the Company's existing and potential future lines of business; the Company's ability to integrate and operate successfully acquired businesses and the risks associated with such businesses; the Company's ability to obtain financing on acceptable terms to finance the Company's growth strategy and for the Company to operate within the limitations imposed by financing arrangements; uncertainty as to the future profitability of acquired businesses; and other factors.

Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

Annual Meeting Postponed. On May 5, 1998, the Company announced that it has postponed its 1998 annual meeting of shareholders, previously scheduled to be held on May 19, 1998, pending completion of restated financial statements for 1997. The Company expects to reschedule the meeting for the autumn of 1998.

New Term Loan Facility Commitment. On May 4, 1998, the Company and The Chase Manhattan Bank ("Chase") executed a commitment letter in which Chase committed to provide a $2 billion term loan facility to the Company. Such commitment is subject to certain conditions, including the execution of definitive documentation.

Update to Shareholders. On April 27, 1998, the Company reported to shareholders the actions that have been taken by the Company since the discovery of potential accounting irregularities in certain former CUC businesses.

Availability of Credit Facilities. On April 17, 1998, the Company reported that Chase, the administrative agent under its committed bank facilities, had received waivers from the Company's syndicate banks relating to its $2.0 billion of committed bank facilities. These waivers were technically necessary in light of the Company's April 15 announcement that, as a result of its expected restatement of past earnings, it must prepare revised financial statements. A copy of the Amendment and Waiver dated as of April 15, 1998 is attached hereto as Exhibit 99.2 and is incorporated herein by reference in its entirety.

The  information  set forth in the press  releases  attached  hereto as Exhibits
99.3 and 99.4 are incorporated herein by reference in their entirety.



Item 7.   Exhibits

Exhibit
No.               Description

99.1 Press Release: Cendant Corporation Completes $1.3 Billion Acquisition of National Parking Corporation, dated April 27, 1998

99.2 Amendment and Waiver dated April 15, 1998, to the Five Year Competitive Advance and Revolving Credit Agreement and the 364-Day Competitive Advance and Revolving Credit Agreement, both of which is dated October 2, 1996 by and among Cendant Corporation, the financial institutions thereto and The Chase Manhattan Bank.

99.3 Press Release: Bank Confirms Availability of Cendant's $3.5 Billion Credit Lines, dated April 17, 1998.

99.4              Shareholders' Letter, dated April 27, 1998.


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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               CENDANT CORPORATION



                               By: /s/ James E. Buckman
                                   James E. Buckman
                                   Senior Executive Vice President
                                   and General Counsel


Date: May 5, 1998




























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                               CENDANT CORPORATION
                           CURRENT REPORT ON FORM 8-K
                  Report Dated May 5, 1998 (April 17, 1998)


                                  EXHIBIT INDEX


Exhibit No.       Description

99.1 Press Release: Cendant Corporation Completes $1.3 Billion Acquisition of National Parking Corporation, dated April 27, 1998.

99.2 Amendment and Waiver dated April 15, 1998, to the Five Year Competitive Advance and Revolving Credit Agreement and the 364-Day Competitive Advance and Revolving Credit Agreement, both of which is dated October 2, 1996 by and among Cendant Corporation, the financial institutions thereto and The Chase Manhattan Bank.

99.3 Press Release: Bank Confirms Availability of Cendant's $3.5 Billion Credit Lines, dated April 17, 1998.

99.4              Shareholders' Letter, dated April 27, 1998.